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                                                                      EXHIBIT 21


                           RANGE RESOURCES CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                                               Percentage of Voting
                                            Jurisdiction of     Securities Owned by
                  Name                      Incorporation        Immediate Parent

-----------------------------------      -------------------   --------------------
Range Operating Company                           Ohio                  100%
Range Production Company                        Delaware                100%
Buffalo Oilfield Services, Inc.                   Ohio                  100%
Range Energy Services Company                   Delaware                100%
Range Resources Development Company             Delaware                100%
Range Energy I, Inc.                            Delaware                100%
Range Gathering & Processing Company            Delaware                100%
Range Gas Company                               Delaware                100%
Lomak Financing Trust                           Delaware                100%
RRC Operating Company                             Ohio                  100%
Range Energy Finance Corporation                Delaware                100%
Range Energy Ventures Corporation               Delaware                100%
Gulfstar Energy, Inc.                           Delaware                100%
Gulfstar Seismic, Inc.                          Delaware                100%
Domain Energy International Corporation  British Virgin Islands         100%